STOCK PURCHASE AGREEMENT


                                  by and among


                                   WCH, INC.,
                                as the Purchaser,



                               JOHN F. AMICO, SR.
                                 PETER BUCK, AND
                              FREDERICK A. DELUCA,
                                 as the Sellers


                                       and


                            WE CARE HAIR REALTY, INC.
                                    as WCHR,





                        Effective as of January 24, 1997




                                TABLE OF CONTENTS


Section      Description                                                   Page

SECTION 1    SALE AND PURCHASE OF STOCK....................................  1
1.1          Sale and Purchase.............................................  1
1.2          Consideration.................................................  1
1.3          We Care Hair Development Inc. Guaranty........................  2

SECTION 2    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS
             AND WCHR......................................................  2
2.1          Organization of WCHR..........................................  2
2.2          Authority.....................................................  2
2.3          Binding Obligation............................................  2
2.4          No Breach.....................................................  2
2.5          Capital Stock.................................................  3
2.6          Financial Information.........................................  3
2.7          Trade Names, Trademarks, Service Marks, and Copyrights........  3
2.8          Patent and Patent Rights......................................  3
2.9          Leases........................................................  3
2.10         Compliance with Laws..........................................  4
2.11         Environmental Laws............................................  4
2.12         Actions and Proceedings.......................................  5
2.13         Full Disclosure...............................................  5
2.14         Resolution of Potential Conflicts of Interest.................  5
2.15         Title.........................................................  6
2.16         No Consent....................................................  6
2.17         No Material Adverse Change....................................  6
2.18         Computer Related Intellectual Property........................  6
2.19         Employee Benefit Plans and Insurance..........................  7
2.20         Tax Matters...................................................  8
2.21         Tax Consequences..............................................  8

SECTION 3    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER....  8
3.1          Organization of the Purchaser.................................  8
3.2          Authority.....................................................  8
3.3          Binding Obligation............................................  8
3.4          No Conflicts..................................................  9
3.5          Litigation and Other Proceedings..............................  9
3.6          Investment Representations....................................  9
3.7          No Consent....................................................  9
3.8          Full Disclosure............................................... 10


SECTION 4    THE CLOSING................................................... 10
4.1          The Closing Date and Place.................................... 10
4.2          Actions and Deliveries by the Sellers At the Closing.......... 10
4.3          Actions and Deliveries by the Purchaser at the Closing........ 10

SECTION 5    CONDITIONS TO CLOSING......................................... 11
5.1          Conditions Precedent of the Purchaser......................... 11
5.2          Conditions Precedent of the Sellers........................... 11


SECTION 6    THE SELLERS' OBLIGATIONS AFTER CLOSING........................ 12
6.1          Further Assurances............................................ 12
6.2          Indemnification by the Sellers................................ 12

SECTION 7    PURCHASER'S OBLIGATIONS AFTER CLOSING......................... 14
7.1          Further Assurances............................................ 14
7.2          Indemnification by the Purchaser.............................. 14

SECTION 8    COSTS AND BROKER'S FEES....................................... 15
8.1          Costs Borne by Parties........................................ 15
8.2          Broker's Fees................................................. 15

SECTION 9    FORM OF AGREEMENT AND SEVERABILITY............................ 15
9.1          Headings...................................................... 15
9.2          Entire Agreement.............................................. 15
9.3          Counterparts.................................................. 15
9.4          Severability.................................................. 15
9.5          Incorporation of Exhibits and Schedules....................... 15

SECTION 10   PARTIES....................................................... 16
10.1         Other Parties................................................. 16
10.2         Assignment.................................................... 16

SECTION 11   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................... 16

SECTION 12   NOTICES....................................................... 16

SECTION 13   PUBLICITY; CONFIDENTIALITY.................................... 18
13.1         Public Announcement........................................... 18

SECTION 14   GOVERNING LAW................................................. 18

SECTION 15   ARBITRATION................................................... 18




                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), effective as of January 24, 1997, is made by and among WCH, INC., a Minnesota corporation, its successors or assigns, (the "Purchaser"), JOHN F. AMICO, SR., an individual residing in Florida ("Amico"), PETER BUCK, an individual residing in Connecticut ("Buck"), FREDERICK A. DELUCA, an individual residing in Florida ("DeLuca" and together with Amico and Buck, with joint and several liability, the "Sellers"), and WE CARE HAIR REALTY, INC., a Delaware corporation ("WCHR");

                              W I T N E S S E T H :

         WHEREAS, WCHR has authorized capital of Ten Thousand (10,000) shares of common stock par value of one cent ($.01) per share, of which there are presently outstanding and validly issued Four Thousand (4,000) shares; and

         WHEREAS, Amico, Buck and DeLuca are the owners of Two Thousand (2,000), One Thousand (1,000), and One Thousand (1,000) validly issued and outstanding shares of WCHR, respectively; and

         WHEREAS, the Sellers are willing to sell to the Purchaser all of the Sellers' rights, title and interest in and to their shares of the Company on the terms and conditions hereinafter set forth; and

         WHEREAS, the Purchaser is willing to purchase from the Sellers all of the Sellers' rights, title and interest in and to their shares of the Company on the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement and of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, it is agreed as follows:


                                    SECTION 1
                           SALE AND PURCHASE OF STOCK

         1.1 SALE AND PURCHASE. Subject to and on the express reliance upon the warranties, representations and covenants set forth in this Agreement, the Sellers do hereby agree to sell, transfer and assign to the Purchaser and the Purchaser does hereby agree to purchase, acquire and accept from the Sellers on the Closing Date all rights, title and interest in and to one hundred percent (100%) of the total issued and outstanding shares of WCHR presently owned by the Sellers and evidenced by stock certificates numbered 4, 3 and 2 (the "Purchased Shares").

         1.2 CONSIDERATION. The Purchaser shall pay the Sellers, on the Closing Date, as and for the purchase price of the Purchased Shares, the sum of One Hundred Dollar ($100.00) (the "Purchase Price"). As additional consideration for the transfer of the Purchased Shares and the execution and delivery of this Agreement by the Sellers, the Purchaser has entered into that certain Asset Purchase Agreement by and among the Purchaser, The Barbers, Hairstyling For Men & Women, Inc., a Minnesota corporation, and We Care Hair Development Inc., a Delaware corporation, dated to be effective as of December 24, 1996 (the "Asset Purchase Agreement").

         1.3 WE CARE HAIR DEVELOPMENT INC. GUARANTY. To secure the performance of the payment and other obligations, including but not limited to the accuracy of all representations and warranties made in this Agreement, of the Sellers under this Agreement, the Sellers agree to cause We Care Hair Development Inc. to execute and deliver to the Purchaser on the Closing Date a guaranty in the form attached hereto as Exhibit B and incorporated herein by reference (the "Guaranty").


                                    SECTION 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF THE SELLERS AND WCHR

         In order to induce the Purchaser to enter into this Agreement, each of WCHR and the Sellers represents and warrants to, and covenants with, the Purchaser as set forth below:

         2.1 ORGANIZATION OF WCHR. WCHR is a corporation duly organized, validly existing and in good standing under the laws of Delaware and any other state material to the operation of its business and has the corporate power and authority to own, lease and operate its properties, to carry-out its business as now being and as heretofore conducted, and to execute and deliver, and to perform its obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date or thereafter. WCHR is duly qualified to conduct business in the State of Delaware and in any other state as to which such qualification is required by law. WCHR has duly obtained all licenses, permits, orders and approvals under all applicable laws, regulations and ordinances that are material to the conduct of its business in the places and in the manner currently conducted.

         2.2 AUTHORITY. The execution, delivery, and performance of this Agreement have been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly and validly authorized and approved by the Board of Directors and Shareholders, as necessary, of WCHR as evidenced by a certificate of the Secretary of WCHR to be delivered to the Purchaser on the Closing Date, and no further corporate action is required to authorize the execution, delivery or performance of this Agreement, and any agreements to be executed in connection with this Agreement on or before the Closing Date, by WCHR. The Sellers are under no legal disability and have the legal power and right to execute, deliver and perform this Agreement.

         2.3 BINDING OBLIGATION. This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by and on behalf of the Sellers and WCHR, and constitutes, or will constitute when executed, valid and binding obligations of the Sellers and WCHR, which obligations are enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

         2.4 NO BREACH. Except as disclosed in Schedule 2.4, neither the execution and delivery of this Agreement or any agreements to be executed in connection with this Agreement, nor the consummation of the transactions contemplated hereby and thereby (a) violates any provision of the Articles of Incorporation or Bylaws of WCHR; (b) violates, conflicts with or results in the breach or termination of, or otherwise gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time, or both, would constitute) a default (by way of substitution, novation or otherwise) under the terms of any of the Franchise Agreements (as defined in the Asset Purchase Agreement), any franchise agreement for any Open Development Salon (as defined in the Asset Purchase Agreement), any of the Leases (as defined below) or any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation that, individually or in the aggregate, would materially and adversely affect either the Purchased Shares, WCHR, or any of WCHR's assets or properties; (c) results in the creation of any lien, charge or encumbrance upon the properties or assets of WCHR or the Purchased Shares pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (d) violates any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon the Purchased Shares, WCHR or upon the securities, properties, or business of WCHR; (e) constitutes a violation by either the Sellers or WCHR of any statute, law or regulation of any jurisdiction as such law or regulation relates to the Purchased Shares, WCHR or to the securities, properties or business of WCHR that would materially and adversely affect the Purchased Shares, WCHR or any of WCHR's assets or properties; or (f) violates any Permit (as such term is defined in Section 2.10 below) in a manner that would materially and adversely affect either the Purchased Shares, WCHR or any of WCHR's assets or properties.

         2.5 CAPITAL STOCK. The authorized capital of WCHR consists of Ten Thousand (10,000) shares of stock, of which on the Closing Date Four Thousand (4,000) shares will be issued and outstanding. On the Closing Date, all of such issued and outstanding shares of stock will be fully paid and nonassessable. There are no existing voting trusts or other shareholders' agreements relating to the stock of WCHR other than this Agreement.

         2.6 FINANCIAL INFORMATION. The Sellers and WCHR will have delivered to the Purchaser on or before the Closing Date true copies, certified by the chief financial officer or treasurer of WCHR, of the financial statements of WCHR, audited by Robbins, Green, Horowitz, Lester & Co., LLP, for the fiscal year ended December 31, 1995 and unaudited interim financial statements for the nine months ended September, 30 1995 and September 30, 1996 (the "Financial Data"), which are set forth at Schedule 2.6 and incorporated herein by reference. The audited financial statements contained within the Financial Data for the fiscal year ended 1995 are audited in accordance with generally accepted auditing standards, and all Financial Data is prepared in conformity with generally accepted accounting principles, consistently applied and in accordance with past and current practices of WCHR, so as to fairly and accurately present the financial condition of WCHR in all material respects as at their respective dates and for the periods then-ended.

         2.7 TRADE NAMES, TRADEMARKS, SERVICE MARKS, AND COPYRIGHTS. Schedule
2.7 hereof sets forth all trade and fictitious business names, trademarks, service marks, trade names, commercial symbols and copyrights, including but not limited to Computer Related Intellectual Property (as defined below), used by WCHR that are material to its business (the "Intellectual Property Rights"). WCHR does not use any of such rights by consent of any other rightful owner thereof, and the same are fully assignable (except as otherwise provided by law) and free and clear of any mortgages, liens, claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever. WCHR has not received any claim of infringement of any adversely held trademark, service mark, trade name, brand name, trade names, commercial symbols, fictitious business name, copyright or franchise of any other person relating to any of the rights and properties listed on Schedule 2.7.

         2.8 PATENT AND PATENT RIGHTS. WCHR does not own or have rights in or to any United States or foreign patents. There is no claim of infringement by WCHR of any patent held, or asserted, by any other person or entity, and WCHR knows of no basis for any such charge or claim.

         2.9 LEASES. Schedule 2.9 hereof sets forth, as of the date hereof and as of the Closing Date, (a) all leases related to the real properties used in connection with the operation of the We Care Hair(R) businesses described in the Franchise Agreements (as defined in the Asset Purchase Agreement) and all leases related to the real properties used or to be used in connection with the Open Development Salons (as defined in the Asset Purchase Agreement), (b) all other contracts, agreements, understandings or commitments with any franchisee under the We Care Hair(R) franchise system or any other party involving any leasehold right or other right in any real property used in connection with any We Care Hair(R) salon and (c) all material contracts or agreements of WCHR not described in (a) or (b) above (all of the items described in (a), (b) and (c) above are collectively referred to as the "Leases"). There have been delivered or made available to the Purchaser true and complete copies of the Leases. Except as disclosed on Schedule 2.9(a) hereof, all of the Leases are valid, subsisting in full force and effect (except as otherwise provided by the terms thereof) and binding upon the parties thereto in accordance with their terms (subject to all bankruptcy and insolvency laws) and WCHR has paid in full all amounts due by it thereunder as of the Closing Date pursuant to this Agreement and has satisfied in all material respects all of its liabilities and obligations thereunder and is not in default under any of them, nor, to the knowledge of the Sellers and WCHR, is any other party to any such Lease in default thereunder, nor does any condition exist which, with notice or lapse of time or both, constitute a default thereunder by WCHR or, to the knowledge of WCHR or the Sellers by any other party thereto, which default has or will have a material adverse effect on WCHR. No approval or consent of any person is needed in order that the Leases continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         2.10 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 2.10 hereof, WCHR is not in violation of any applicable judgment, order, injunction, award or decree. Neither the Sellers nor WCHR (a) is in violation of any material federal, state or local law, ordinance or regulation, or any other requirement, guideline or standard of any governmental or regulatory body, court or arbitrator applicable to the business of WCHR, its properties or the Purchased Shares including, without limitation, state or federal securities laws, state or federal franchising and business opportunity laws, federal and state environmental or anti-trust laws, state or federal laws relating to usury or the collection and payment of interest and applicable state and local licensing, zoning, building and health and safety laws and ordinances, the violation of which would materially and adversely affect the Purchased Shares or WCHR's assets, business, operations or condition (financial or otherwise) and there is no circumstance, condition, event or arrangement that is likely to materially and adversely affect WCHR's assets, business, operations or condition (financial or otherwise) or the Purchased Shares; and (b) would be in violation of any such law, ordinance, regulation, guideline, standard or other requirement that has been enacted or adopted but is not yet effective if it were effective at the date hereof or at the Closing Date. WCHR (including any professional employees of WCHR) has all permits, licenses, orders or approvals of any federal, state or local governmental or regulatory body (collectively, the "Permits") that are material to or necessary in the conduct of the business of WCHR; all Permits are in full force and effect, no notices of violations have been received by WCHR in respect of any Permit, no violations of the Permits and no proceeding is pending or threatened to revoke or limit any Permit.

         2.11 ENVIRONMENTAL LAWS. Except as disclosed on Schedule 2.11 hereof, to the knowledge of the Sellers and WCHR, (a) no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601 et seq., as amended) have been generated, treated, stored, released, or disposed of, or otherwise placed, deposited in or located on any real property under a Lease that would cause or contribute to the cause of (A) such real property to become a treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq., or any similar state law or ordinance, (B) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from such real property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA, or any similar state law or local ordinance, or (C) the discharge of pollutants or effluents into any water source or system, the dredging of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., or the Clean Air Act, 42 U.S.C. ss. 7401 et seq., or any similar state law or local ordinance; (b) there are no substances or conditions in or on any real property involved in any Lease that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements; and (c) no above ground or underground tanks are located in or about such real property, or have been located under, in or about such real property and have subsequently been removed or filled. To the extent storage tanks exist on or under such real property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with federal, state and local statutes, regulations, ordinances and other regulatory requirements.

         2.12 ACTIONS AND PROCEEDINGS. Except as disclosed on Schedule 2.12 hereof, there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) pending or threatened against, involving or affecting the Purchased Shares, WCHR or any of its respective subsidiaries, affiliates, properties or assets, individually or in the aggregate, might have a material and adverse effect on the Purchased Shares, the transactions contemplated hereby or upon WCHR's assets, business, operations or condition (financial or otherwise) and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, governmental agency, regulatory body or arbitration tribunal against, involving or materially affecting the Purchased Shares or WCHR (exclusive of any statute or regulation of general applicability). Except as disclosed in Schedule 2.12, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that would be required to be listed on
Schedule 2.12, if currently pending or threatened against WCHR. Except as disclosed in Schedule 2.12 hereof, there are no actions, suits, claims or legal, administrative or arbitration proceedings pending or threatened which would give rise to any right of indemnification from WCHR or any successor to the business of WCHR.

         2.13 FULL DISCLOSURE. All documents, schedules and other materials delivered or to be delivered by or on behalf of the Sellers or WCHR to the Purchaser in connection with this Agreement and the transactions contemplated hereby are true and complete. The information furnished by or on behalf of the Sellers or WCHR to the Purchaser in connection with this Agreement and the transactions contemplated hereby does not, in light of the circumstances in which the statements contained in the information are made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading. There is no fact not disclosed by or on behalf of the Sellers or WCHR to the Purchaser in writing which materially and adversely affects or will materially and adversely affect the Purchased Shares or WCHR's assets, properties, business, operations or condition (financial or otherwise) and no circumstance, condition, event or arrangement that is likely to materially and adversely affect the Purchased Shares or WCHR's assets, properties, business, operations or condition (financial or otherwise) or the ability of WCHR or the Sellers to perform their obligations under this Agreement.

         2.14 RESOLUTION OF POTENTIAL CONFLICTS OF INTEREST. Except for Amico's ownership interest in We Care Hair Development Inc. and except as set forth on
Schedule 2.14 hereof (which shall include a brief description of any matter disclosed thereon), neither the Sellers, nor any entity controlled by the Sellers, WCHR or any officer, director or shareholder of WCHR:

                  (a) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for passive investment purposes in securities of publicly held and traded companies), or is or has been during the one-year period prior to the date hereof, an officer, director, employee or consultant of any person or entity which is or has been engaged in business as a competitor, franchisee, landlord, tenant, lender, provider, customer or supplier of WCHR or any affiliate of WCHR;

                  (b) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that WCHR uses or the use of which is necessary or desirable for the conduct of business of WCHR; or

                  (c) has any cause of action or other claim whatsoever against, or owes any amount to WCHR or any affiliated company or entity except for any accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof or the Closing Date.

         2.15 TITLE. Each of the Sellers have, or will have on the Closing Date, good and marketable title to the Purchased Shares owned by such Seller free and clear of all liens, claims, charges, security interests, encumbrances, or other restrictions or limitations of any nature whatsoever.

         2.16 NO CONSENT. Except as disclosed on Schedule 2.16 hereof, no consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, validity or enforceability of this Agreement with respect to the Sellers or WCHR or the consummation by the Sellers or WCHR of the transactions contemplated hereby.

         2.17 NO MATERIAL ADVERSE CHANGE. Except as disclosed on Schedule 2.17 hereof, there has been no material adverse change in the Purchased Shares or WCHR's assets, properties, business, operations or condition (financial or otherwise) since September 30, 1996, and there is no change that is threatened, nor has there been any damage, breach of contract, destruction or loss materially and adversely affecting the Purchased Shares or WCHR's assets, properties, relationships with its suppliers or franchisees, business, operations or condition (financial or otherwise), including but not limited to the Leases.

         2.18 COMPUTER RELATED INTELLECTUAL PROPERTY.

                  (a) Schedule 2.18(a) to this Agreement is a true and complete list which, without extensive or revealing descriptions, sets forth WCHR's computer related intellectual property (all of which are included within the definition of the Intellectual Property Rights), including all trade secrets, know-how, computer software programs and routines, domain names, website content and any proprietary rights arising under the laws of patent, copyright, trademark or trade secret under the laws of the United States or any foreign country (collectively, "Computer Related Intellectual Property") to which the Sellers, WCHR or any director, officer, employee, or agent of WCHR has use, possessory, or proprietary rights, whether sole or shared, and which are material to the operation of WCHR's business. The specific location of all of the Computer Related Intellectual Property's documentation, including its complete description, specifications, charts, procedures and other material relating to it, is also set forth with it in Schedule 2.18(a). The Computer Related Intellectual Property's documentation is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use by the Purchaser without reliance on the special knowledge or memory of others.

                  (b) Neither the Sellers, WCHR, nor any director, officer, employee or agent of WCHR has had any such proprietary rights which have been transferred, whether by sale, assignment or license, or have been lost for any reason, within the past two (2) years.

                  (c) All parts of the Computer Related Intellectual Property are presently protected, and are not part of the public knowledge or literature, nor have they been used, divulged or appropriated for the benefit of any past or present employees of WCHR or other persons, or to the detriment of WCHR, except as contemplated by the Franchise Agreements or the franchise agreements of the Open Development Salons.

                  (d) WCHR is the sole owner of the Computer Related Intellectual Property free and clear of any liens, encumbrances, restrictions or legal or equitable claims of others. The Sellers or WCHR has taken appropriate measures to protect the secrecy, confidentiality and value of the Computer Related Intellectual Property.

                  (e) Any copies of software listed on Schedule 2.18(a) are in WCHR's possession and control, except for certain copies of software in the possession of persons set forth on Schedule 2.18(e), and each such user has entered into license agreements with WCHR also included as part of Schedule 2.18(e) hereto.

                  (f) For purposes of this Section 2.18, the term "computer software programs" includes any set of arithmetic or logical instructions meant to run on, or to control the operation of, any computer (i) whether those instructions are a complete program, a collection of programs making up a subsystem or system, mere subroutines or meant to operate in conjunction with other software and
         (ii) whether such instructions must be run through another computer program (i.e., a "compiler") before being usable on a computer, be used at execution time in conjunction with another computer program (i.e., "interpreter") or are in a form that can be run on a computer "as is," except for any necessary interfaces with the computer's microcode, operating system or reference-resolving routines (i.e., "loaders" or "linkage editors").

         2.19 EMPLOYEE BENEFIT PLANS AND INSURANCE. Schedule 2.19 sets forth all pension, profit sharing, thrift, retirement, employee stock ownership, deferred compensation, stock ownership, stock purchase, performance share, severance, welfare benefit, insurance or other similar plans, agreements, arrangements or understandings, including but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained or to which contributions are made by (a) WCHR or (b) any other organization which is a member of a controlled group of organizations (within the meaning of Sections 4.14(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) of which WCHR is a member, and which covers or covered any of WCHR's or existing or former employees.

         2.20 TAX MATTERS. WCHR has timely filed or caused to be filed all federal, state and other tax returns, forms and information that it is required to file or has obtained appropriate, effective and unexpired extensions therefor. All of the information in the filings are accurate and such filings accurately reflect in all respects the tax liabilities of WCHR. Except for those amounts set forth on Schedule 2.20(a) (each of which shall be paid in full by WCHR on or before the Closing Date), all taxes, assessments and other governmental charges imposed upon WCHR, income of WCHR, the business of WCHR or the sales of WCHR, other than any charges that are currently payable without penalty or interest, have been paid. WCHR acknowledges and agrees that the Purchaser shall have the right, but not the obligation to pay, at the Closing, any such unpaid sums owed by WCHR to the Internal Revenue Service or any state in which WCHR owes taxes or any other taxing or governmental agency, including, but not limited to those amounts set forth on Schedule 2.20(a), and to deduct such amounts paid by the Purchaser from the amounts due from the Purchaser to WCHR at the Closing or thereafter under this Agreement or any amount owed by the Purchaser to We Care Hair Development Inc., its successors or assigns, under the Asset Purchase Agreement. There is no actual or proposed tax assessment or adjustment with respect to any item which has to do with WCHR for any fiscal period. WCHR has not waived or extended any applicable statute of limitations relating to the assessment of federal, state or other taxes. Except as set forth on Schedule 2.20(b), no examination of the federal, state or other tax returns, forms or information of WCHR is currently in progress or threatened.

         2.21 TAX CONSEQUENCES. Each of the Sellers acknowledges that to the extent WCHR is an S corporation under the IRS Code, each of the Sellers will receive a Schedule K-1 from WCHR to reflect his ownership of the Purchased Shares during calendar year 1996 and 1997 and that the Sellers will be fully and exclusively responsible for and shall pay (i) all tax consequences and taxes related to any income or loss set forth on such Schedule K-1, and (ii) all tax consequences and taxes related to or arising out of the transactions set forth in this Agreement.


                                    SECTION 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         In order to induce the Sellers and WCHR to enter into this Agreement, the Purchaser represents and warrants to, and covenants with, the Sellers and WCHR as set forth below:

         3.1 ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Minnesota, and has the corporate power and authority to execute and deliver, and to perform its obligations under this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date or thereafter.

         3.2 AUTHORITY. The execution, delivery, and performance of this Agreement have been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly and validly authorized and approved by the Board of Directors of the Purchaser as evidenced by a certificate of the Secretary of the Purchaser to be delivered to the Sellers on the Closing Date, and no further corporate action is required to authorize the execution, delivery, or performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date.

         3.3 BINDING OBLIGATION. This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by and on behalf of the Purchaser, and constitutes, or will constitute when executed, valid and binding obligations of the Purchaser according to their terms, which obligations are enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

         3.4 NO CONFLICTS. The execution, delivery, and performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by the Purchaser does not and will not violate, conflict with or result in a breach of, or constitute a default under, (a) any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of such corporation, (b) any statute, law or regulation of any jurisdiction as it relates to such corporation, (c) any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency, or governmental or regulatory body against or binding upon such corporation, or (d) any of the terms, conditions or provisions of any material contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation that, individually or in the aggregate, would materially and adversely affect the Purchaser or any of the Purchaser's assets or properties.

         3.5 LITIGATION AND OTHER PROCEEDINGS. There are no claims, actions, suits or proceedings pending before any court or governmental authority or, to the knowledge of the Purchaser, any investigations pending, or claims, actions, suits, proceedings or investigations threatened, which question or challenge the validity of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, or any action taken or to be taken by the Purchaser in connection with the transactions contemplated hereby.

         3.6 INVESTMENT REPRESENTATIONS. The Purchaser is acquiring the Purchased Shares pursuant to this Agreement for its own account for investment or for cancellation and without a view to the distribution thereof, and the Purchaser agrees that such shares shall bear the following restrictive legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, TRADED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER AND COMPLIANCE WITH THE ACT OR WITHOUT A WRITTEN OPINION LETTER OF LEGAL COUNSEL FOR WCHR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, TRADED OR PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR WITHOUT WRITTEN OPINION LETTERS OF LEGAL COUNSEL FOR WCHR THAT SUCH REGISTRATION WITH ANY APPLICABLE STATES IS NOT REQUIRED.

         3.7 NO CONSENT. No consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery, validity or enforceability of this Agreement with respect to the Purchaser, or the consummation by the Purchaser of the transactions contemplated hereby.

         3.8 FULL DISCLOSURE. All documents, schedules and other materials delivered or to be delivered by or on behalf of the Purchaser to the Sellers in connection with this Agreement and the transactions contemplated hereby are true and complete. The information furnished by or on behalf of the Purchaser to the Sellers in connection with this Agreement and the transactions contemplated hereby does not, in light of the circumstances in which the statements contained in the information are made, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not false or misleading.


                                    SECTION 4
                                   THE CLOSING

         4.1 THE CLOSING DATE AND PLACE. The delivery of the assignments, endorsements, authorizations, and other instruments of transfer for the Purchased Shares by the Sellers, and the delivery of the consideration by the Purchaser (the "Closing") shall take place at the offices of Gray, Plant, Mooty, Mooty & Bennett, P.A., at 3400 City Center, 33 South Sixth Street, Minneapolis, Minnesota at 10:00 a.m. Minneapolis time, or some other location as mutually agreed upon by the parties hereto, on January 24, 1997 (the "Closing Date").

         4.2 ACTIONS AND DELIVERIES BY THE SELLERS AT THE CLOSING. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser, against delivery of the items specified in Section 4.3 below the following documents:

                  (a) SHARE CERTIFICATES. The share certificates representing the Purchased Shares, duly endorsed for transfer to the Purchaser or together with duly executed share assignments or transfer powers sufficient to transfer and assign to the Purchasers all right, title and interest therein.

                  (b) IN GENERAL. Such other papers, documents and instruments as may be necessary to effect the transactions contemplated by this Agreement, including but not limited to those items to be delivered by the Sellers as set forth in the Closing Memorandum set forth herein as Schedule 4.

                  (c) RESIGNATIONS. The written resignation of each of the Sellers as an employee, officer and director of WCHR, as the case may be.

                  (d) RECORDS. The originals of all corporate, financial, business and other records of WCHR, including without limitation, the Leases.

         4.3 ACTIONS AND DELIVERIES BY THE PURCHASER AT THE CLOSING. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers against delivery of the items specified in Section 4.2 above:

                  (a)      THE PURCHASE PRICE.  The Purchase Price.

                  (b) IN GENERAL. Such other papers, documents and instruments as may be necessary to effect the transactions contemplated by this Agreement, including but not limited to those items to be delivered by the Purchaser as set forth in the Closing Memorandum set forth herein as Schedule 4.


                                    SECTION 5
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS PRECEDENT OF THE PURCHASER. The obligations of the Purchaser under this Agreement to be performed on the Closing Date shall be subject to the conditions that:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. On or before the Closing Date, each of the representations and warranties of the Sellers and WCHR contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all material respects on and as of the Closing Date as though such representation and warranty was made at and as of such date;

                  (b) COMPLIANCE WITH AGREEMENT. On or before the Closing Date, the Sellers and WCHR shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing Date;

                  (c) ASSET PURCHASE AGREEMENT. On or before January 24, 1997, the Purchaser, The Barbers, Hairstyling For Men & Women, Inc., and We Care Hair Development Inc. shall have completed the closing of the purchase and the transfer of the assets set forth in the Asset Purchase Agreement in accordance with the terms and condition thereof;

                  (d) SCHEDULES TO THIS AGREEMENT. On or before January 24, 1997, the Sellers and WCHR shall have completed and delivered to the Purchaser all schedules and due diligence items referenced in this Agreement, and such schedules and due diligence items shall have been, in all cases, in form and content acceptable to the Purchaser, in its sole discretion; and

                  (e) FINANCIAL DATA. On or before Closing, the Sellers and WCHR shall have completed and delivered to the Purchaser the Financial Data referenced in this Agreement, and such Financial Data shall have been, in all cases, in form and content acceptable to the Purchaser, in its sole discretion.

         5.2 CONDITIONS PRECEDENT OF THE SELLERS. The obligations of the Sellers under this Agreement to be performed on the Closing Date shall be subject to the following conditions that, on or before the Closing Date:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties of the Purchaser contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all material respects on and as of the Closing Date as though such representation and warranty was made at and as of such date;

                  (b) COMPLIANCE WITH AGREEMENT. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such party prior to or at the Closing Date; and

                  (c) ASSET PURCHASE AGREEMENT. The Purchaser, The Barbers, Hairstyling for Men & Women, Inc. and We Care Hair Development Inc. shall have completed the closing of the purchase and the transfer of the assets set forth in the Asset Purchase Agreement in accordance with the terms and conditions thereof.


                                    SECTION 6
                     THE SELLERS' OBLIGATIONS AFTER CLOSING

         6.1 FURTHER ASSURANCES. The Sellers, on and at any time after the Closing Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents and instruments of transfer reasonably requested by the Purchaser and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Purchaser for the purpose of selling, transferring, assigning, granting, conveying, delivering or confirming to the Purchaser the Purchased Shares as of the Closing Date.

         6.2 INDEMNIFICATION BY THE SELLERS.

                  (a) INDEMNIFICATION. Subject to the provisions of Sections 6.2(d) below, the Sellers hereby agree to indemnify and hold harmless the Purchaser and its respective officers, directors, shareholders, partners, employees, agents and counsel, from and against any and all damages or deficiencies resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant, indemnity, undertaking or agreement on the part of the Sellers contained in this Agreement or any agreement executed in connection with this Agreement,
         (ii) any liability or obligation arising from, under, or with respect to the operation, before the Closing Date, of the business of WCHR that was not reflected in the Financial Data and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs or expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) related to any of the foregoing. Any liability under this Section 6.2 shall accrue and be due and payable to the Purchaser as and when such damages or deficiencies are accrued and due and payable by the Purchaser, as the case may be.

                  (b) WITHHOLD AND OFFSET. In the event the Purchaser claims in writing that it is entitled to indemnification by the Sellers pursuant to this Section 6.2 specifying the amount and nature of the claim in reasonable detail, then, notwithstanding any language to the contrary contained in this Agreement, the Purchaser's sole and exclusive remedy and recourse to satisfy such obligation of indemnification shall be to withhold and retain a like amount of any payments due to the Sellers under this Agreement or to Amico or to We Care Hair Development Inc. under the Asset Purchase Agreement; as a result, the Sellers shall have no personal liability to the Purchaser except as provided in this
         Section 6.2(b). Upon resolution of any such claim, and if such resolution involves less funds than have been withheld by the Purchaser pursuant to this Section 6.2(b), then the Purchaser shall release to the Sellers any excess of such funds so withheld.

                  (c) DEFENSE OF CLAIM. If the Purchaser (the "Indemnified Party") asserts that the Sellers have become obligated to the Indemnified Party pursuant to this Section 6.2, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Sellers may become obligated to an Indemnified Party under this Section 6.2, then the Indemnified Party shall give prompt written notice thereof to the Sellers. The Sellers shall have the right, at their expense and with counsel of their choosing, to control and defend, contest, settle (at no cost to the Indemnified Party) or otherwise protect against any such suit, action, investigation, claim or proceeding. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice. In any event, the Indemnified Party shall cooperate with the Sellers in the defense of any such suit, action, investigation, claim or proceeding. Without limiting the generality of the foregoing, the Indemnified Party shall furnish documentary or other evidence as is then in its possession as may reasonably be requested by the Sellers for the purpose of defending against any such suit, action, investigation, claim or proceeding. In the event that the Sellers do not elect to control and defend, contest, settle or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnified Party may do so and the Seller shall indemnify the Indemnified Party and reimburse the Indemnified Party's expenses as incurred.

                  (d) LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall not be liable to the Purchaser for any amounts under this Section 6.2 unless and only to the extent any claims against the Sellers under this Section 6.2 are made by the Purchaser by notice to the Sellers on or before the third anniversary of the Closing Date. The limitation set forth in this
         Section 6.2(d) shall not apply to any actions, suits, proceedings, demands, assessments or judgments, costs or expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) arising under or in connection with Sections 2.10, 2.20 or 2.21 of this Agreement.

                  (e) CERTAIN LEASES. The Purchaser and the Sellers acknowledge that there are certain Leases which are in default or which involve salons that have closed or which involve salons that are no longer being operated by We Care Hair(R) franchisees ("Leases in Default"). The Purchaser and the Sellers further acknowledge that We Care Hair Development Inc. does, by execution of the Guaranty, undertake to resolve such defaults and, with the approval of the Purchaser, terminate such Leases in Default, and shall be solely responsible for all costs and expenses, including without limitation attorneys' fees, incurred in accomplishing such resolutions and terminations. The Purchaser does hereby acknowledge We Care Hair Development Inc. is permitted to undertake negotiations for such resolutions and terminations and the Purchaser agrees to promptly consider (and not unreasonably withhold approval of) and, if approved, execute instruments submitted by We Care Hair Development Inc. to effect any such resolutions and terminations. The Purchaser will authorize at least three separate officers of the Purchaser to execute any such instruments.


                                    SECTION 7
                      PURCHASER'S OBLIGATIONS AFTER CLOSING

         7.1 FURTHER ASSURANCES. The Purchaser on and at any time after the Closing Date, will execute, acknowledge, and deliver any further assurances, documents and instruments reasonably requested by the Sellers and will take any other action consistent with the terms of this Agreement that may be reasonably requested by the Sellers for the purpose of concluding the transactions contemplated by this Agreement.

         7.2 INDEMNIFICATION BY THE PURCHASER.

                  (a) INDEMNIFICATION. Subject to the provisions of Section 7.2(c) below, the Purchaser hereby agrees to indemnify and hold harmless the Sellers, and the Sellers' partners, employees, agents, personal representatives and counsel, from and against any and all damages or deficiencies resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant, indemnity, undertaking or agreement on the part of the Purchaser contained in this Agreement or any agreement executed in connection with this Agreement,
         (ii) any liability or obligation arising from, under, or with respect to the operation, by the Purchaser after the Closing Date, of the business of WCHR, and (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs or expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) related to any of the foregoing. Any liability under this
         Section 7.2 shall accrue and be due and payable to the Sellers as and when such damages or deficiencies are accrued and due and payable by the Sellers, as the case may be.

                  (b) DEFENSE OF CLAIM. If the Sellers (the "Indemnified Party") assert that the Purchaser has become obligated to the Indemnified Party pursuant to this Section 7.2, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Purchaser may become obligated to the Indemnified Party under this Section 7.2, then the Indemnified Party shall give prompt written notice thereof to the Purchaser. The Purchaser shall have the right, at its expense and with counsel of its choosing, to control and defend, contest, settle (at no cost to the Indemnified Party) or otherwise protest against any such suit, action, investigation, claim or proceeding. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice. In any event, the Indemnified Party shall cooperate fully with the Purchaser in the defense of any such suit, action, investigation, claim or proceeding. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Purchaser with documentary or other evidence as is then in its possession as may be reasonably requested by the Purchaser for the purpose of defending against any such suit, action, investigation, claim or proceeding. In the event that the Purchaser does not elect to control and defend, contest, settle or otherwise protect against any such suit, investigation, claim or proceeding, the Indemnified Party may do so and the Purchaser shall indemnify the Indemnified Party and reimburse the Indemnified Party's expenses as incurred.

                  (c) LIMITATIONS. The indemnification set forth in this Section
         7.2 shall survive the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not be liable to the Sellers for any amounts under this Section 7.2 unless and only to the extent any claims against the Purchaser under this Section 7.2 are made by the Sellers by notice to the Purchaser on or before the third anniversary of the Closing Date.


                                    SECTION 8
                             COSTS AND BROKER'S FEES

         8.1 COSTS BORNE BY PARTIES. Except as otherwise provided herein, the Sellers and the Purchaser shall pay all costs and expenses incurred by them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         8.2 BROKER'S FEES. The Purchaser and the Sellers each represent and warrant to the other that it or they did not deal directly or indirectly with or through any broker or finder in connection with the transactions contemplated by this Agreement.


                                    SECTION 9
                       FORM OF AGREEMENT AND SEVERABILITY

         9.1 HEADINGS. The subject headings of the Sections of this Agreement are not a part of this Agreement and are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         9.2 ENTIRE AGREEMENT. This Agreement, and the agreements executed in connection with this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party against whom enforcement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         9.3 COUNTERPARTS. This Agreement may be executed simultaneously in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.4 SEVERABILITY. If any terms or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

         9.5 INCORPORATION OF EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto in this Agreement are incorporated in this Agreement as though fully set forth herein.


                                   SECTION 10
                                     PARTIES

         10.1 OTHER PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective personal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

         10.2 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns, but neither this Agreement nor any of the rights, interests, and obligations hereunder shall be assigned by any of the parties hereto without prior written consent of each of the other parties hereto.


                                   SECTION 11
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations, warranties, opinions, or other writings provided for in this Agreement and the covenants and agreements to be performed or complied with by the respective parties before or on or after the Closing Date shall be deemed to be continuing and shall survive the Closing.


                                   SECTION 12
                                     NOTICES

         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the second day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as set forth below, or (c) on the first day after delivering the same to a reputable courier service, such as DHL or FedEx if delivered to such courier service, fees prepaid, with the instructions to deliver the same under the quickest service possible to the addresses set forth below:


To the Sellers:                  JOHN F. AMICO
                                 4731 West 136th Street
                                 Crestwood, IL 60445

         With a Copy To:         GREGORY J. ELLIS & ASSOCIATES, LTD.
                                 999 Plaza Drive, Suite 777
                                 Schaumburg, IL 60173
                                 Attention:  Mr. Gregory J. Ellis
                                             Attorney at Law

                                 PETER BUCK
                                 11 Centennial Drive
                                 Danbury, CT  06811

         With a Copy To:         Legal Department
                                 325 Bic Drive
                                 Milford, CT  06460
                                 Attention:  Mr. Robert S. Burstein
                                             Attorney at Law


                                 FREDERICK A. DELUCA
                                 3550 Gault Ocean Drive, Apt. 301
                                 Fort Lauderdale, FL 33308

         With a Copy To:         Legal Department
                                 325 Bic Drive
                                 Milford, CT  06460
                                 Attention:  Mr. Robert S. Burstein
                                             Attorney at Law


To WCHR (prior to the Closing):  WE CARE HAIR REALTY, INC.
                                 325 Bic Drive
                                 Milford, CT  06460
                                 Attention:  Mr. John F. Amico,
                                             President

         With a Copy To:         Legal Department
                                 325 Bic Drive
                                 Milford, CT  06460
                                 Attention:  Mr. Robert S. Burstein
                                             Attorney at Law


To WCHR (after the Closing):     WE CARE HAIR REALTY, INC.
                                 300 Industrial Blvd., NE
                                 Minneapolis MN 55413
                                 Attention:  Mr. Frederick A. Huggins, Jr.
                                             President

With a Copy To:                  GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.
                                 3400 City Center
                                 33 South Sixth Street
                                 Minneapolis, MN 55402
                                 Attention:  Mr. John W. Fitzgerald
                                             Attorney at Law


To the Purchaser:                WCH, INC.
                                 300 Industrial Blvd., NE
                                 Minneapolis MN 55413
                                 Attention:  Mr. Frederick A. Huggins, Jr.
                                             President

With a Copy To:                  GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.
                                 3400 City Center
                                 33 South Sixth Street
                                 Minneapolis, MN 55402
                                 Attention:  Mr. John W. Fitzgerald
                                             Attorney at Law


Any party may change its address for purposes of this Section by giving the other parties notice of the new address in the manner set forth above; provided, however, any notice of change of address shall not be effective until received.


                                   SECTION 13
                           PUBLICITY; CONFIDENTIALITY

         13.1 PUBLIC ANNOUNCEMENT. Except as required by federal securities or franchise laws or applicable state securities or franchise laws and announcement to its franchisees by The Barbers, Hairstyling For Men & Women, Inc., the parties agree not to make any public announcement of this transaction or any of its terms or conditions without first consulting with and obtaining the prior written consent of all parties.


                                   SECTION 14
                                  GOVERNING LAW

         This Agreement, the rights and obligations hereunder, and the remedies available hereunder or at law shall be governed and construed in accordance with the substantive laws of the State of Minnesota. By execution of this Agreement, the parties hereto agree to submit to personal jurisdiction in the State of Minnesota for the purposes of any suit or proceeding brought to enforce or construe the terms and conditions of this Agreement.


                                   SECTION 15
                                   ARBITRATION

         Any dispute, claim or controversy arising out of relating to this Agreement, or breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with applicable procedural rules of the American Arbitration Association in effect on the date of execution of this Agreement by one (1) arbitrator selected and mutually agreed upon by the Purchaser and the Sellers. In the event that the parties hereto are unable to select an arbitrator, then any party to the Agreement may request that the American Arbitration Association select an arbitrator. The place of arbitration shall be Minneapolis, Minnesota. The determination of the arbitrator shall be final and binding upon the parties to the arbitration. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction. In the event that arbitration proceedings are commenced by any party hereto against any other party in connection with this Agreement or the transactions contemplated hereby, the party that does not prevail in such proceedings shall pay its own expenses and the reasonable attorneys' fees, court costs, litigation expenses and other costs and expenses incurred by the prevailing party in such proceedings.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed to be effective as of the date first above written.

                                        The "Sellers"


                                        /s/ John F. Amico, Sr.
                                        --------------------------------------
                                        JOHN F. AMICO, SR.


                                        /s/ Peter Buck
                                        --------------------------------------
                                        PETER BUCK


                                        /s/ Frederick A. Deluca
                                        --------------------------------------
                                        FREDERICK A. DELUCA



                                        "WCHR"

                                        WE CARE HAIR REALTY, INC.


                                        By /s/ John F. Amico, Sr.
                                           -----------------------------------
                                           John F. Amico, Sr.
                                           Its President


                                        The "Purchaser"

                                        WCH, INC.


                                        By /s/ Frederick A. Huggins, Jr.
                                           -----------------------------------
                                           Frederick A. Huggins, Jr.
                                           Its President




                                    EXHIBIT A

                                LIST OF SCHEDULES



2.4              Exceptions to No Breach

2.6              Financial Data

2.7              Intellectual Property Rights

2.9              Leases

2.9(a)           Lease Exceptions

2.10             Compliance Exceptions

2.11             Environmental Matters

2.12             Actions and Proceedings

2.14             Conflicts of Interest

2.16             Consent Exceptions

2.17             No Change Exceptions

2.18(a)          Computer Related Intellectual Property

2.18(e)          Persons with Access to Computer Related Intellectual Property

2.19             Employee Benefit Plans and Insurance

2.20(a)          Delinquent Tax Amounts

2.20(b)          Tax Investigations

4                Closing Memorandum



                                    EXHIBIT B

                                    GUARANTY


         FOR VALUE RECEIVED, and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, in hand paid to the undersigned guarantor by WCH, INC., a Minnesota corporation (hereinafter the "Obligee"), the receipt and sufficiency of which is hereby acknowledged, the undersigned, its successors and assigns, does hereby unconditionally guarantee the prompt performance of all payment and other obligations of John F. Amico, Peter Buck, Frederick A. DeLuca and We Care Hair Realty, Inc. (John F. Amico, Peter Buck, Frederick A. DeLuca and We Care Hair Realty, Inc. are herein referred to collectively as the "Debtors") under that certain Stock Purchase Agreement by and among the Obligee and the Debtors dated to be effective January 24, 1997 (the "Stock Purchase Agreement"), and any agreement executed in connection with the Stock Purchase Agreement, together with any and all expenses of and incidental to collection, including but not limited to attorneys' fees (hereinafter referred to collectively as the "obligations").

         In the event the Obligee claims in writing that it is entitled to indemnification by the Debtors, or any of them, pursuant to Section 6.2 of the Stock Purchase Agreement specifying the amount and nature of the claim in reasonable detail, or in the event the undersigned otherwise fails to perform its obligations under this guaranty, then, as the sole and exclusive remedy therefore, the Obligee shall have the right to withhold a like amount of all payments due to the undersigned under that certain Asset Purchase Agreement by and among the Obligee, The Barbers, Hairstyling for Men & Women, Inc. and the undersigned dated to be effective as of December 24, 1996.

         This guaranty is an absolute and completed one and shall be a continuing one and no notice of any indebtedness already or hereafter contracted or acquired by Obligee or of any renewal or extension of any thereof need be given to the undersigned. The undersigned hereby expressly waives demand, presentment, protest and notice of dishonor on any and all forms of such indebtedness and also notice of acceptance of this guaranty.

         The liability of the undersigned hereunder shall not be affected or impaired by any failure, neglect or omission on the part of Obligee to realize upon the obligations, nor by the taking of Obligee of any other guaranty or guaranties to secure the obligations nor by the taking by Obligee of collateral or security of any kind.

         The undersigned acknowledges that this guaranty is in effect and binding as to it, and the undersigned agrees that possession of this instrument of guaranty by Obligee shall be conclusive evidence of due delivery hereof by it and further agrees that as to the undersigned this guaranty shall continue in full force and effect notwithstanding any extension of time. The undersigned agrees that this guaranty shall be terminated only upon the receipt by the undersigned of written notice of revocation from Obligee, and that in such event the undersigned's liability hereon shall continue as to indebtedness then existing and as to any and all renewals or extensions thereof made after such event.

         Except as otherwise required by law, this guaranty shall be construed according to the laws of the State of Minnesota, in which state it shall be performed by the undersigned. All disputes or controversies involving this guaranty shall be resolved by arbitration in accordance with the terms of the Stock Purchase Agreement. By executing and delivering this guaranty, the undersigned does hereby agree and submit to personal jurisdiction in the State of Minnesota for the purposes of any arbitration to enforce or construe the terms of this guaranty and the undersigned does hereby agree that any such arbitration shall be held in Minneapolis, Minnesota. The undersigned does hereby further agree that it shall pay all costs and expenses, including but not limited to attorneys fees, incurred by Obligee in enforcing this guaranty.

         This guaranty shall be binding upon the undersigned and upon its successors and assigns, and shall inure to the benefit of Obligee and its successors and assigns.

         The acceptance of this guaranty by Obligee is not intended to and does not release any liability previously existing of any guarantor or surety of any indebtedness or liability of the Debtor to Obligee.

         In addition to the foregoing, the undersigned does hereby expressly agree to and undertake all of the obligations and responsibilities set forth in
Section 6.2(e) of the Stock Purchase Agreement that are to be assumed and undertaken by the undersigned by execution of this Guaranty.

         Dated this 24th day of January, 1997.

                                       WE CARE HAIR DEVELOPMENT INC.


                                       By /s/ John F. Amico, Sr.
                                          -------------------------------------
                                          John F. Amico, Sr.
                                          Its President